Exhibit 99.2

Tuesday, July 27, 2010 Community Bank Investor Conference REPUBLIC BANCORPTM

Safe Harbor During the course of this presentation, we will be providing you with a discussion of some of the factors we currently anticipate may influence the future results of Republic Bancorp, Inc.(“Republic” or the “Company”),as well as certain financial projections. We want to emphasize that these forward-looking statements involve judgment, and that individual judgments may vary. Moreover, these statements are based on limited information available to us now, which is subject to change. Actual results may differ substantially from what we say today and no one should assume later that the comments we provide today are still valid. They speak only as of today. Specific risk factors that could change causing our projections not to be achieved are discussed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 11, 2010, and other reports filed with the SEC from time to time.

Steve Trager President and Chief Executive Officer

Stock Overview 1998 –IPO completed 2.14 million shares issued NASDAQ Symbol RBCAA Shares Outstanding 20.9 million at 6/30/10 Market Capitalization $524.2 million at 7/16/10 Stock Price 12/31/09 $20.60 Stock Price 7/16/10 $25.18 Book Value Per Share $17.54 at 6/30/10 Average Daily Volume 55,095 shares (trailing 12 months at 7/16/10) Class A Common Stock Dividend Yield 2.27% (7/16/10) Diluted Earnings per Class A Common Stock $2.54 (YTD 6/30/10 62% increase over YTD 6/30/09) $3.00 (trailing 12 months) Price / Earnings Ratio 8.39 X (trailing 12 months as of 7/16/10) Number of stock dividends 4 Quarterly Cash Dividends have increased 11 times since IPO in 1998. 5 year compound growth rate of quarterly cash dividends 13.47%

Company Profile • Largest Kentucky based bank holding company with total assets of $3.1 billion at 6/30/10 • Holding Company for Republic Bank & Trust Company and Republic Bank (Florida) – 44 locations in KY, IN, OH and FL • Operating Segments –Traditional banking – Mortgage banking – Tax Refund Solutions (“TRS”) • Strong experienced management and 750+ dedicated associates – Executive Management with over 140 years of experience in banking

Banking Market Overview Banking Center Locations: .Kentucky – 35 Louisville – 20 Central / Western – 12 Northern – 3 Ohio – 1 Indiana – 3 (continued)

Banking Market Overview Florida Metropolitan Tampa – 5 Acquired in October 2006 Currently $122 million in total assets

Highlights Six Months ended June 30, 2010

Highlights YTD – June 30, 2010 • Total net income of $53.0 million, a 63% increase over first six months of 2009 • Return On Average Assets (“ROA”) of 2.80% • Return On Average Equity (“ROE”) of 30.15% • Core Banking low cost deposit balances increased $105 million • Traditional Bank Net Interest Margin of 3.64% • Capital ratios continued to exceed “well capitalized” at June 30, 2010 with a total risk based capital ratio of 20.71% at Republic Bank & Trust Company. • In February, Republic was named the 5th Best Performing Bank in the United States by Bank Director Magazine. • In May, Republic was named the 9th Best Performing Bank in the United States by the American Bankers Association’s Banking Journal.

10 Year Total Return Analysis *07/01/00 – 06/30/10 * - gross dividends assumed reinvested Republic Bancorp, Inc. S&P 500 Russell 2000 Index NASDAQ Bank Index DOW JONES Industrial Average 231.6% -14.8% 35.0% 44.3% 18.2%

Outstanding Record of Growth 5-Year Compound Annual Growth Rate 3-Year Compound Annual Growth Rate YTD Diluted EPS 27.00% 58.48% Quarterly Cash Dividends (Class A) 13.47% 10.93% Stock Price 2.61% 10.53% Book Value Per Share 12.46% 15.80%

YTD Net Income 6/30/08 6/30/09 6/30/10 $28.5 $32.6 $53.0 In Millions

6/30/2008 6/30/2009 6/30/2010 $1.38 $1.57 $2.54 YTD Diluted Earnings Per Class A Common Stock 58.48% three year diluted EPS compound annual growth rate

Balance Sheet

Commercial Real Estate 29% Construction Real Estate 3% Residential Real Estate 48% Commercial 5% Home Equity 14% Consumer 1% Lending Strategy – June 30, 2010 Highlights Loan Portfolio Total Loans: $2.2 Billion Industry leading credit quality 98% of loans in Kentucky and Southern Indiana market footprint Diversification between Retail and Commercial Focus on segments where high touch service matters Locally owned business In market investment real estate Private Banking and Treasury Management Loyal and experienced producers Locally empowered lenders with timely decision making

As of As of YTD (in thousands) Jun 30, 2010 Dec 31, 2009 Change NON-INT BEARING DEPOSITS 337,213 $ 314,028 $ 23,185 $ NOW & PASSBOOK SAVINGS 301,292 268,705 32,587 MONEY MARKET & SUPER NOW 567,355 526,230 41,125 LIQUID CD'S 17,630 13,534 4,096 MONEY MARKET CD'S 27,242 30,031 (2,789) MONEY MARKET SAVINGS 44,071 37,063 7,008 - - - TOTAL CORE DEPOSITS 1,294,803 $ 1,189,591 $ 105,212 $ 2010 Core Deposits (excludes Institutional Brokered Deposits & CDs)

Interest Bearing Demand (NOW and Super NOW) 15% Money Market 35% Savings 2% IRA 2% Certificates of Deposit 100,000+ 9% Other Certificates of Deposit 8% Retail CDARS 5% Institutional Brokered Deposits 5% Non Interest Bearing 19% 2nd Qtr 2010 Traditional Bank Cost of Deposits: 0.86% Deposit Mix – June 30, 2010 Total Deposits: $1.8 Billion

Industry Strong Credit Quality

Net Loan Charge Offs (Traditional Banking Segment) To Average Loans 2006 2007 2008 2009 Annualized YTD 6/30/10 0.14% 0.29% 0.97% 1.86% 1.87% 0.06% 0.10% 0.26% 0.34% 0.35% Peer Republic Peer Data obtained from Uniform Bank Performance Report (“UBPR”). 2010 Peer data obtained from 3/31/10 UBPR.

Non Performing Loans To Total Loans 12/31/2006 12/31/2007 12/31/2008 12/31/2009 6/30/2010 0.59% 0.96% 2.36% 4.32% 4.55% 0.28% 0.40% 0.58% 1.90% 1.71% Peer Republic Peer Data obtained from UBPR. 2010 Peer data obtained from 3/31/10 UBPR.

Delinquent Loans To Total Loans 2007 2008 2009 6/30/2010 0.69% 1.07% 1.98% 1.72%

Results of Operations

YTD Net Interest Income – Traditional Banking Segment 6/30/2008 6/30/2009 6/30/2010 $53.6 $55.3 $54.0 In Millions

YTD Non Interest Income as a % of Total Revenue Strong service charges on deposits Significant TRS and mortgage banking contribution 6/30/2008 6/30/2009 6/30/2010 35.99% 27.58% 40.76%

• 2.3 million customers • $10.6 billion of electronic tax refunds processed • 30% increase in the amount of refunds processed • 837,000 Refund Anticipation Loans (“RALs”) • $3.0 billion of RALs processed • Uncollected RALs of 0.48% for the tax season • 26%/74%-RAL / Electronic Refund Check (“ERC”) Mix based on number of products 2010 Tax Season Overview

Growth Initiatives – Strategies/Strategic • Acquire a failed financial institution • Secondary market lending • Attract customers leaving troubled institutions looking for safety and soundness • Add strategically located banking centers and make selective acquisitions • Outperform peer financial performance • Focus on core deposit growth initiatives • Continue to improve on already solid loan quality metrics • Remain positioned for sustainable, profitable growth

2010 Challenges & Opportunities Challenges • New Regulation E requirements • Ongoing regulatory dialogue regarding the TRS business • Improving net interest margin by capitalizing on low cost deposit opportunities within Treasury Management • Non-interest expense control • Continue to increase the solid returns we achieved at TRS • Expand product offerings to the under-served market through nontraditional delivery channels • Maintain credit quality

We were here for you yesterday. We are here for you today. We will be here for you tomorrow. ®

THANK YOU